SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C.  20549





                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange  Act of 1934



       Date of Report (Date of earliest event reported)September 23, 1997

                              TEJAS GAS CORPORATION
             (Exact name of registrant as specified in its charter)



        DELAWARE                   0-17389                 76-0263364
  (State or other                  (Commission            (I.R.S. Employer
  jurisdiction                    File Number)         Identification Number)
   of incorporation)


               1301 MCKINNEY, SUITE 700
                    HOUSTON, TEXAS                              77010
       (Address of principal executive offices)              (Zip Code)


     Registrant's telephone number, including area code:     (713) 658-0509





ITEM 5.     OTHER EVENTS.


            On September 23, 1997, Tejas Gas Corporation (the "Company") and Shell Oil Company ("Shell") issued a press release announcing that they had entered into a merger agreement (the "Merger Agreement") for the merger of a special purpose subsidiary of Shell with and into the Company, which, subject to stockholder approval and other conditions, will result in the Company becoming a subsidiary of Shell. In the proposed merger, holders of the Company's common stock will receive $61.50 for each common share. The foregoing summaries of the press release and the Merger Agreement are qualified by the copy of the press release attached hereto as Exhibit 99.1 and incorporated herein by reference and the copy of the Merger Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference. In connection with the Merger Agreement, the Company amended the Company's Rights Agreement. A copy of such amendment is attached hereto as Exhibit 4.1 and incorporated herein by reference.

            ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.


            (c)   Exhibits

                  2.1 - Merger Agreement dated as of September 23, 1997 among Tejas Gas Corporation, Shell Oil Company, Trango Holdings Corporation and Tango Acquisition Corporation.

                  4.1 - Amendment No. 1 to Rights Agreement dated as of September 23, 1997, between Tejas Gas Corporation and Harris Trust and Savings Bank.

                  99.1 - News Release dated as of September 23, 1997 issued by Tejas Gas Corporation and Shell Oil Company.



                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    TEJAS GAS CORPORATION
                                          (Registrant)



Date: September 25, 1997                  By:  /s/ James W. Whalen
                                          James W. Whalen
                                          Senior Executive Vice President and
                                            Chief Financial Officer






                                  EXHIBIT INDEX


Exhibit No.       Description

  2.1 Merger Agreement dated as of September 23, 1997 among Tejas Gas Corporation, Shell Oil Company, Trango Holdings Corporation and Tango Acquisition Corporation.

  4.1 Amendment No. 1 to Rights Agreement dated as of September 23, 1997, between Tejas Gas Corporation and Harris Trust and Savings Bank.

  99.1 News Release dated September 23, 1997 issued by Tejas Gas Corporation and Shell Oil Company.